           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated February 26, 2007 on the financial statements of The Berkshire Funds, comprising the Berkshire Focus Fund as of December 31, 2006 and for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to The Berkshire Funds' Regis-tration Statement on Form N-1A.


/s/ Cohen Fund Audit Services, Ltd.
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Cohen Fund Audit Service, Ltd.
(f.k.a. Cohen McCurdy, Ltd.)
Westlake, Ohio
April 30, 2007